Exhibit 5.2

[●], 2025

Vernal Capital Acquisition Corp.

1 Raffles Place #50-00

Singapore 048616

Re:	Registration Statement of Vernal Capital Acquisition Corp.

Ladies and Gentlemen:

We have acted as U.S. securities counsel to Vernal Capital Acquisition Corp., a Cayman Islands exempted company (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), for the offer and sale of up to 6,900,000 units of the Company, including the underwriters’ over-allotment option (collectively, the “Units”), each consisting of one ordinary share, par value $0.0001 per share (each, an “ Ordinary Share” and collectively, the “Ordinary Shares”) and one right entitling the holder thereof to receive one-tenth (1/10) of one Ordinary Share upon consummation of the Company’s initial business combination (each, a “Right” and collectively, the “Rights”), to be issued and sold by the Company pursuant to the Registration Statement, of which 900,000 Units are issuable upon exercise of an option to purchase additional Units granted to the underwriter.

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, or any prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the issue of the Units and the Rights.

In connection with our opinion expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinions set forth in this opinion letter:

(a) the form of the underwriting agreement proposed to be entered into between the Company and the underwriters named therein that is filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”);

(b) the specimen unit certificate that is filed as Exhibit 4.1 to the Registration Statement (the “Specimen Unit Certificate”);

(c) the specimen rights certificate that is filed as Exhibit 4.4 to the Registration Statement (the “Specimen Right Certificate”); and

(d) the form of the rights agreement proposed to be entered into between the Company and Continental Stock Transfer & Trust Company, as rights agent that is filed as Exhibit 4.3 to the Registration Statement (the “Rights Agreement,” and together with the Underwriting Agreement, the “Transaction Documents”).

With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are only opining herein as to the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, domestic or foreign, or as to any matters of municipal law or the laws of any local agencies within any state. Various matters concerning the laws of the Cayman Islands with respect to the Units, Rights and Ordinary Shares are addressed in the opinion of Ogier, Cayman counsel to the Company, which has been separately provided to you. We express no opinion with respect to those matters herein, and, to the extent such matters are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

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Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	When the Registration Statement becomes effective under the Act and the Units have been issued and delivered by the Company pursuant to the Underwriting Agreement against the payment of the consideration set forth in the Underwriting Agreement, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.	When the Registration Statement becomes effective under the Act and the Rights included in the Units have been delivered by the Company pursuant to the Underwriting Agreement against the payment of the consideration set forth in the Underwriting Agreement, the Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions set forth in numbered paragraphs 1 and 2 are subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

We express no opinion as to (a) any provision for liquidated damages, monetary penalties or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (f) waivers of broadly or vaguely stated rights, (g) provisions for exclusivity, election or cumulation of rights or remedies, (h) provisions authorizing or validating conclusive or discretionary determinations, (i) proxies, powers and trusts, (j) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (k) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (l) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed that:

(a) the issuance of Rights and Units have been or will be duly authorized by the Company and the Transaction Documents have been or will be duly authorized, executed and delivered by the Company and the other parties thereto;

(b)  the Company (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents;

(c)  each of the Transaction Documents constitutes or will constitute a legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms;

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(d) neither (a) the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder or (b) the issuance and sale of the Units or Rights:

(i) conflicts or will conflict with then-effective memorandum and articles of association of the Company, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the laws of the State of New York); and (e) that the status of the Rights or Units as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. This opinion letter is provided solely in connection with the distribution of the Units pursuant to the Registration Statement and is not to be relied upon for any other purpose.

The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the Units and Rights appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement or any prospectus filed pursuant to Rule 424(b) with respect thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

DRAFT

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